Exhibit 99.5 Excerpt from the Province of New Brunswick 2017-2018 Budget as presented to the Legislative Assembly on February 7, 2017

APPENDIX: SUMMARY BUDGET INFORMATION
COMPARATIVE STATEMENT OF SURPLUS OR DEFICIT Thousands $
	Year Ending March 31

	2017	2017	2018
	Estimate	Revised	Estimate

Revenue
Ordinary Account	8,354,502	8,429,526	8,749,709
Capital Account	32,680	36,193	34,663
Special Purpose Account	76,101	83,587	79,505
Special Operating Agencies (net)	65,282	84,819	135,916
Sinking Fund Earnings	190,200	192,300	188,900
Total Revenue	8,718,765	8,826,425	9,188,693

Expense
Ordinary Account	8,261,450	8,336,574	8,523,323
Capital Account	122,649	112,864	163,698
Special Purpose Account	87,265	95,993	94,666
Special Operating Agencies (net)	59,239	73,698	138,149
Amortization of Tangible Capital Assets	435,186	438,356	460,802
Total Expense	8,965,789	9,057,485	9,380,638

Surplus (Deficit)	(247,024)	(231,060)	(191,945)

COMPARATIVE STATEMENT OF CHANGE IN NET DEBT Thousands $

	Year Ending March 31

	2017	2017	2018
	Estimate	Revised	Estimate

Net Debt – Beginning of Year	(12,989,898)	(13,659,580)	(13,997,406)

Changes in Year

Surplus (Deficit)	(247,024)	(231,060)	(191,945)
Investments in Tangible Capital Assets	(556,661)	(545,122)	(630,925)
Amortization of Tangible Capital Assets	435,186	438,356	460,802
(Increase) Decrease in Net Debt	(368,499)	(337,826)	(362,068)
Net Debt – End of Year	(13,358,397)	(13,997,406)	(14,359,474)

At second quarter, Net Debt – Beginning of Year has been updated to reflect the ending net debt that was published in the 2015-2016 Consolidated Financial Statements (Public Accounts Volume I)

TOTAL REVENUE 2017-2018 Thousands $

			Special	Special
	Ordinary	Capital	Purpose	Operating
Department	Account	Account	Account	Agencies	Total

Agriculture, Aquaculture and Fisheries	10,515	0	0	0	10,515
Education and Early
Childhood Development	21,707	0	44,907	0	66,614
Energy and Resource Development	80,428	40	3,347	0	83,815
Environment and Local Government	3,799	0	8,371	0	12,170
Executive Council Office	600	0	0	0	600
Finance	7,525,248	0	56	0	7,525,304
Health	34,186	0	1,505	0	35,691
Justice and Public Safety	195,055	0	9,957	0	205,012
Legislative Assembly	495	0	0	0	495
Office of the Attorney General	384	0	200	0	584
Opportunities New Brunswick	11,256	0	0	0	11,256
Other Agencies	638,634	0	0	0	638,634
Post-Secondary Education, Training
and Labour	161,900	0	2,382	4,983	169,265
Regional Development Corporation	0	0	0	178,088	178,088
Social Development	66,141	50	6,526	0	72,717
Tourism, Heritage and Culture	3,325	0	1,579	3,896	8,800
Transportation and Infrastructure	7,264	34,573	665	81,960	124,462
Treasury Board	0	0	10	0	10
Sub-Total	8,760,937	34,663	79,505	268,927	9,144,032

Sinking Fund Earnings	0	0	0	0	188,900
Inter-account Transactions	(11,228)	0	0	(133,011)	(144,239)

TOTAL REVENUE	8,749,709	34,663	79,505	135,916	9,188,693

COMPARATIVE STATEMENT OF ESTIMATED ORDINARY ACCOUNT REVENUE BY SOURCE Thousands $
	Year Ending March 31
	2017	2017	2018
	Estimate	Revised	Estimate
Taxes
Personal Income Tax	1,632,000	1,636,000	1,681,000
Corporate Income Tax	276,200	330,200	334,400
Metallic Minerals Tax	0	700	1,000
Provincial Real Property Tax	514,688	503,500	515,000
Harmonized Sales Tax	1,335,600	1,249,400	1,418,600
Gasoline and Motive Fuels Tax	288,000	288,000	286,000
Tobacco Tax	153,500	158,000	164,000
Pari-Mutuel Tax	420	420	420
Insurance Premium Tax	54,000	54,100	55,600
Real Property Transfer Tax	23,000	23,000	23,000
Financial Corporation Capital Tax	27,000	27,000	27,000
Penalties and Interest	13,000	13,000	13,000
Sub-Total: Taxes	4,317,408	4,283,320	4,519,020
Return on Investment	303,686	266,470	282,686
Licenses and Permits	150,604	151,139	151,838
Sale of Goods and Services	334,610	409,785	432,158
Royalties	70,430	80,352	70,280
Lotteries and Gaming Revenues	144,800	151,800	152,457
Fines and Penalties	10,724	8,256	8,215
Miscellaneous	72,362	86,267	82,379
TOTAL: OWN SOURCE REVENUE	5,404,624	5,437,389	5,699,033
Unconditional Grants – Canada
Fiscal Equalization Payments	1,708,400	1,708,400	1,760,300
Canada Health Transfer	753,900	753,500	768,400
Canada Social Transfer	279,000	278,700	284,400
Other	1,866	1,866	1,866
Sub-Total: Unconditional Grants – Canada	2,743,166	2,742,466	2,814,966
Conditional Grants – Canada	216,936	260,823	246,938
TOTAL: GRANTS FROM CANADA	2,960,102	3,003,289	3,061,904
Sub-Total	8,364,726	8,440,678	8,760,937
Inter-account Transactions	(10,224)	(11,152)	(11,228)
TOTAL: GROSS ORDINARY REVENUE	8,354,502	8,429,526	8,749,709

TOTAL EXPENSE 2017-2018 Thousands $

			Special	Special
	Ordinary	Capital	Purpose	Operating
Department	Account	Account	Account	Agencies	Total

Agriculture, Aquaculture and Fisheries	33,532	600	0	0	34,132
Education and Early
Childhood Development	1,188,434	2,135	44,907	0	1,235,476
Energy and Resource Development	102,422	2,900	3,300	0	108,622
Environment and Local Government	140,298	1,225	8,371	0	149,894
Executive Council Office	11,938	0	0	0	11,938
Finance	10,514	0	56	0	10,570
General Government	792,395	0	0	0	792,395
Health	2,657,185	20,000	2,000	0	2,679,185
Justice and Public Safety	228,581	0	14,588	0	243,169
Legislative Assembly	21,696	0	0	0	21,696
Office of the Attorney General	18,293	0	200	0	18,493
Office of the Premier	1,598	0	0	0	1,598
Opportunities New Brunswick	45,421	0	0	0	45,421
Other Agencies	369,188	0	0	0	369,188
Post-Secondary Education, Training
and Labour	619,639	2,000	3,165	4,983	629,787
Regional Development Corporation	64,355	92,470	0	185,134	341,959
Service of the Public Debt	701,000	0	0	0	701,000
Social Development	1,168,418	5,200	14,654	0	1,188,272
Tourism, Heritage and Culture	60,184	10,570	1,560	4,383	76,697
Transportation and Infrastructure	302,109	638,457	1,850	76,660	1,019,076
Treasury Board	16,417	0	15	0	16,432
Total Expenditure	8,553,617	775,557	94,666	271,160	9,695,000

Investment in Tangible Capital Assets	(19,066)	(611,859)	0	0	(630,925)
Inter-Account Transactions	(11,228)	0	0	(133,011)	(144,239)
Amortization of Tangible Capital Assets	0	0	0	0	460,802

TOTAL EXPENSE	8,523,323	163,698	94,666	138,149	9,380,638